~~MEDICAL TECHNOLOGY SYSTEMS, INC.~~ AMENDED AND RESTATED BYLAWS

~~formerly~~

~~SOUTHWEST RESOURCES, INC.~~

of

MTS MEDICATION TECHNOLOGIES, INC.

(A Delaware Corporation)

BYLAWS

ARTICLE I.

OFFICES

1.01     Registered Office. The registered office of the corporation in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801.

1.02 Principal Office. The principal office of the corporation shall be ~~1120 One Galleria Tower, 13355 Noel Road, LB-77, Dallas, Texas 75240-6616.~~2003 Gandy Boulevard North, Suite 800, St. Petersburg, Florida 33702 or at such other place designated by the board of directors from time to time.

1.03 Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II.

STOCKHOLDERS

2.01 Time and Place of Meetings. All meetings of the stockholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of meeting or in a duly executed waiver thereof.

2.02 Annual Meeting ~~—~~- Election of Directors. An annual meeting of the stockholders~~, commencing with the year 1986~~ shall be held each year at a time ~~on the first Friday during the month of November~~ to be selected by the board of directors. If such day is a legal holiday, then the meeting shall be held on the next secular day following. At the meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.03 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the ~~Act~~Delaware General Corporation Law or by the ~~articles~~certificate of incorporation, or by these bylaws, may be called by the chairman of the board, if any, the president or secretary, and shall be called by the chairman of the board, the president or secretary at the request in writing of a majority of the board of directors or the holders of twenty-five percent (25%) or more of the shares entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

2.04 Notices. Written or printed notice of the annual or any special meeting stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote not less than ten nor more than ~~fifty~~sixty days before the date of the meeting, either personally or by mail, ~~by~~or by any electronic means consented to by such stockholder and permissible under the Delaware General Corporation Law. The notice shall be made by, or at the direction of, the chairman of the board, the president, the secretary or the officer or person calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at the address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If notice is by facsimile, it shall be deemed to be delivered when directed to a number at which the stockholder has consented to receive notice. Notice by electronic mail is deemed to be delivered when directed to an electronic mail address at which the stockholder has consented to receive notice. All other electronic communications shall be delivered in the manner provided for in the Delaware General Corporation Law.

2.05 Voting List. The officer or agent who has charge of the stock transfer books of the corporation shall make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each. Such list shall be kept on file at the principal office of the corporation for a period of ten days prior to such meeting and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are stockholders entitled to examine such list or transfer books and to vote at any meeting of stockholders.

2.06 Quorum. The holders of a majority of the issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall ~~be requisite and shall~~ constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, by the certificate of incorporation, or by these bylaws. If a quorum is not present or represented at a meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.07 Majority Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the certificate of incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.08 Voting. (a) Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the ~~articles~~certificate of incorporation. At any meeting of the stockholders, every stockholder having the right to vote may vote either in person, or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the secretary of the corporation prior to or at the time of the meeting.

    (b)         Treasury shares, shares of stock owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock held by this corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

    (c)        Directors shall be elected by plurality vote.

    (d)        Shares standing in the name of another corporation, domestic or foreign, may be voted on by such officer, agent, or proxy as the bylaws of such corporation may authorize or, in the absence of such authorization, as the board of directors of such corporation may determine.

    (e)        Shares held by an administrator, guardian or conservator may be voted by him so long as such shares forming part of an estate are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

    (f)        Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority ~~so~~ to ~~be~~do so is contained in an appropriate order of the court by which such receiver was appointed.

    (g)        A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

    (h)        ~~Voting on any question or in any~~The election ~~may be by voice vote or show of hands unless the presiding officer shall order, or the holders of at least ten percent of the shares entitled to vote shall demand, that voting be by written ballot.~~of directors shall be by written ballot unless otherwise provided for in the certificate of incorporation or the Delaware General Corporation Law.

2.09 Record Date; Closing Transfer Books. The board of directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of the stockholders, the record date to be not less than ten nor more than ~~fifty~~sixty days prior to the meeting~~; for such purpose for a period of not less than ten nor more than fifty days prior to such meeting. In the absence of any action~~. If no record date is fixed by the board of directors, the ~~date upon which the~~record date for determining stockholders entitled to notice of ~~the meeting is mailed shall be the record date~~or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

2.10 Action Without Meeting. Any action required by statute to be taken at a meeting of the stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III.

DIRECTORS

3.01 Management. The business and affairs of the corporation shall be managed by the board of directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not (by statute or by the ~~articles~~certificate of incorporation or by these bylaws) directed or required to be exercised or done by the stockholders.

3.02 Number; Qualification; Election; Term. The board of directors shall consist of not fewer than two or more than eleven directors as shall be fixed from time to time by resolution of the board of directors. ~~The first board after the adoption of these bylaws shall consist of two directors.~~ Directors need not be residents of the State of Delaware or stockholders of the corporation. The directors shall be elected at the annual meeting of the stockholders, except as provided in ~~Bylaws 3.03 and~~bylaw 3.05. Each director shall hold office until his successor shall be elected and shall qualify.

3.03 Change in Number. The number of directors may be increased or decreased from time to time by resolution of the board of directors at any meeting, but no decrease shall have the effect of shortening the term of any incumbent director.

3.04 Removal. Any director may be removed either for or without cause at any special or annual meeting of stockholders, by the affirmative vote of a majority in number of shares of the stockholders present in person or by proxy at such meeting and entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

3.05 Vacancies. Any vacancy occurring in the ~~Board~~board of ~~Directors~~directors (by death, resignation, removal or otherwise) may be filled by an affirmative vote of a majority of the ~~Directors~~directors then in office, although less than a quorum, or by a sole remaining ~~Director~~director. A ~~Director~~director elected to fill such a vacancy shall be elected for the unexpired term of his predecessor in office. Any newly created directorship resulting from any increase in the authorized number of ~~Directors~~directors may be filled by an affirmative vote of a majority of the ~~Directors~~directors then in office, although less than a quorum, or by a sole remaining ~~Director~~director.

3.06 Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum of attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may, by resolution of the board of directors, be allowed like compensation for attending committee meetings.

3.07 Meetings of the Board of Directors.

(a)     Place. Meetings of the board of directors of the corporation, regular or special, may be held either within or without the State of Delaware.

    ~~(b)        First Meeting. The first meeting of the newly elected board of directors shall be held without further notice immediately following the annual meeting of stockholders, at the same place, unless (by unanimous consent of the directors then elected and serving) such time or place shall be changed.~~

(b)     ~~(c)~~ Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors by resolution.

(c)     ~~(d)~~ Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or the secretary and shall be called by the secretary on the written request of two of the incumbent directors. The person or persons authorized to call special meetings of the board of directors may fix the place for holding any special meeting of the board of directors called by them. Notice of any special meeting shall be given at least twenty-four (24) hours previous thereto if given either personally (including written notice delivered personally or notice by telephone) or by ~~telegram~~electronic transmission (such as e-mail), and at least seventy-two (72) hours previous thereto if given by written notice mailed to each director at the address of his business and residence. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed, in the above-specified manner, with postage thereon prepaid. If notice be given by ~~telegram~~electronic transmission, such notice shall be deemed to be delivered when the ~~telegram is delivered to the telegraph company~~electronic transmission is sent to the correct address. Any director may waive notice of any meeting, as provided in ~~By Law~~bylaw 4.02.

(d)     ~~(e)~~ Quorum; Majority Vote. At all meetings of the board of directors a majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically provided by statute or by the ~~articles~~certificate of incorporation or by these bylaws. If a quorum is not present at a meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

(e)     ~~(f)~~ Procedure. The board of directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the corporation.

3.08 Action Without Meeting. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

3.09 Telephone and Communication Equipment Meetings. Stockholders, members of the board of directors, and members of any committee of the board of directors may participate in meetings by means of conference telephone or other communications equipment to the full extent permissible by ~~Section 141(i) of~~ the Delaware General Corporation Law ~~of the State of Delaware~~.

ARTICLE IV.

NOTICES

4.01 Method. Whenever by statute or the certificate of incorporation or these bylaws, notice is required to be given to a director or stockholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given (a) in writing, by mail, postage prepaid, addressed to the director or stockholder at the address appearing on the books of the corporation, or (b) in any other method permitted by ~~law~~the Delaware General Corporation Law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails.

4.02 Waiver. Whenever~~,~~ by statute or the ~~articles~~certificate of incorporation or these bylaws, notice is required to be given to a stockholder or director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V.

COMMITTEES OF THE BOARD OF DIRECTORS

5.01 Designation. The board of directors may by resolution of a majority of the whole board, designate an executive committee~~,~~ and one or more other committees including an audit committee, a compensation committee, a nomination committee and any such other special committees as the ~~Board~~board of directors shall deem advisable.

5.02 Number; Qualification; Term. Each committee shall consist of one or more directors who will serve at the pleasure of the board of directors. The executive committee, if any, shall include the president. The other committees may include any members of the board except as provided below with respect to the audit ~~and~~, compensation and nomination committees.

(a)     Audit Committee. The audit committee ~~if any~~ shall consist of directors who are not officers or full-time employees of the corporation.

(b)     Compensation Committee. The compensation committee~~, if any, may include the chief accounting and financial officer of the corporation provided a majority of the committee~~ shall consist of directors who are not officers or full-time employees of the corporation.

(c)     Nomination Committee. The nomination committee shall consist of directors who are not officers or full-time employees of the corporation.

5.03 Authority of Committees.

(a)     The Executive Committee. The executive committee, to the extent provided ~~in such~~by resolution, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation, except where action of the full board of directors is required by statute or by the certificate of incorporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it. Without limiting the general authority of the executive committee, it shall have the power:

(1)     to appoint officers and agents of the corporation and determine their salaries (subject to recommendations of the compensation committee, if any)~~.~~;

(2)     to borrow money, and issue bonds, notes or other obligations and evidences of indebtedness therefor~~.~~;

(3)     to authorize the corporate seal to be affixed to documents of the corporation~~.~~;

(4)     to determine questions of general policy with regard to the business of the corporation~~.~~; and

(5)     to make recommendations as to declaration of dividends.

(b)     Audit Committee. The audit committee~~, if any,~~ shall nominate the independent public accountants to report on the financial statements of the corporation, and shall have such other powers, duties and authority as shall be set forth in the ~~resolutions~~charter of the board of directors appointing the committee.

(c)     Compensation Committee. The compensation committee~~, if any,~~ shall have the responsibility of reviewing the remuneration of the officers and key employees of the corporation, including stock option and stock purchase rights, and shall have such other powers, duties and authority as shall be set forth in the ~~resolutions~~charter of the board of directors appointing the committee.

(d)     Nomination Committee. The nomination committee shall assist the board of directors in the selection of candidates for election to the board of directors, recommend to the board of directors, the candidates for election to the board of directors, and shall have such other powers, duties and authority as shall be set forth in the charter of the board of directors appointing the committee.

(e)     ~~(d)~~ Other Committees. Any other committee or committees appointed by the directors shall have and may exercise such powers of the board of directors in the management of the business and affairs of the corporation as shall be provided in the resolution(s) creating the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution of the board of directors.

5.04 Change in Number. The number of members of any committee may be increased or decreased from time to time by resolution adopted by a majority of the whole board of directors.

5.05 Removal. Any member of a committee may be removed by the board of directors by the affirmative vote of a majority of the whole board, whenever in its judgment the best interests of the corporation will be served thereby.

5.06 Vacancies. A vacancy occurring in any committee (by death, resignation, removal or otherwise) may be filled by the board of directors in the manner provided for original designation in ~~Bylaw~~bylaw 5.01.

5.07 Meetings. Time, place and notice ~~(if any)~~ of ~~executive~~ committee meetings shall be determined by the committee, if any.

5.08 Quorum; Majority Vote. At meetings of each committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by statute or by the ~~articles~~certificate of incorporation or by these bylaws. If a quorum is not present at a meeting of the committee, the members present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

~~5.09     Compensation. See Bylaw 3.06.~~

5.09 ~~5.10~~ Procedure. Each committee shall keep regular minutes of its proceedings and report the same to the board of directors when required. The minutes of the proceedings of each committee shall be placed in the minute book of the corporation.

5.10 ~~5.11~~ Action without Meeting. Any action required or permitted to be taken at a meeting of any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

5.11 5.12 Telephone and Communication Equipment Meetings. Meetings of committees may be held by telephone as provided in ~~Bylaw~~bylaw 3.09.

5.12 ~~5.13~~ Responsibility. The designation of a committee and the delegation of authority to it shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

ARTICLE VI.

OFFICERS AND AGENTS

6.01 Number; Qualification; Election; Term.

(a)     The corporation shall have:

(1)     A president, a vice president, a secretary and a treasurer, and

(2)     Such other officers (including a chairman of the board, an executive vice president and additional vice presidents) and assistant officers and agents as the board of directors may deem necessary.

(b)     Officers named in ~~Bylaw~~bylaw 6.01(a)(1) shall be elected by the board of directors on the expiration of an officer~~’~~‘s term or whenever a vacancy exists. Officers and agents named in ~~Bylaw~~bylaw 6.01(a)(2) may be elected by the board of directors at any meeting.

(c)     Unless otherwise specified by the board of directors at the time of election or appointment, or in an employment contract approved by the board of directors, each officer~~’~~‘s and agent~~’~~‘s term shall end at the first meeting of the board of directors after the next annual meeting of stockholders. He shall serve until the end of his term or, if earlier, his death, resignation, or removal.

(d)     Any two or more offices may be held by the same person.

6.02 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

6.03 Vacancies. Any vacancy occurring in any office of the corporation (by death, resignation, removal or otherwise) may be filed by the board of directors.

6.04 Authority. Officers and agents shall have such authority and perform such duties in the management of the corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

6.05 Compensation. The compensation of officers and agents shall be fixed from time to time by the board of directors.

6.06 Chairman of the Board. If there be a chairman of the board of directors, he shall be chosen from among the directors and shall be the chief executive officer of the corporation, unless the board of directors shall designate the president as chief executive officer. He shall have the power to call special meetings of the stockholders and of the directors for any purpose or purposes, and he shall preside at all meetings of the stockholders and of the board of directors, unless he shall be absent or unless he shall, at his option, designate the president to preside in his stead at some particular meeting. The chairman of the board shall have all of the powers granted by the bylaws to the president including the power to make and sign contracts and agreements in the name and on behalf of the corporation. He shall, in general, have supervisory power over the president, the other officers and the business activities of the corporation, subject to the approval or review of the board of directors.

6.07 President. If there be a chairman of the board of directors, the powers and duties of the president shall be subject to the powers and duties of the chairman of the board of directors. If there be no chairman of the board, the president shall have all the powers and duties provided for in ~~Bylaw~~bylaw 6.06 as well as those provided in this ~~Bylaw~~bylaw 6.07. The president, who need not be chosen from among the directors, shall ~~be an ex officio member of all standing committees, shall~~, subject to the powers conferred upon the chairman of the board under ~~Bylaw~~bylaw 6.06 of this Article, be the chief executive officer of the corporation; preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business and affairs of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe.

6.08 Executive Vice President. If there be an executive vice president, he shall be the ranking vice president and shall be the chief operating officer of the corporation unless the board of directors shall designate another officer as chief operating officer. In the absence or disability of the president, the executive vice president shall perform all the duties, exercise the powers and assume all responsibilities of the president. He shall also generally assist the president and exercise any other powers and perform such other duties as are delegated to him by the president and as the board of directors shall prescribe.

6.09 Vice Presidents. The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and have the authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

6.10 Secretary.

(a)     The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive committee when required.

(b)     He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors.

(c)     He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors or the executive committee, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary, which may be by facsimile.

(d)     He shall be under the supervision of the president. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

6.11 Assistant Secretaries. The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall in the absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

6.12 Treasurer.

(a)     The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

(b)     He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board of directors, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

(c)     He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

6.13 Assistant Treasurers. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and have the authority and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

6.14 Bonding of Officers. If required by the board of directors, all or certain officers shall give the corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

ARTICLE VII.

CERTIFICATES AND STOCKHOLDERS

7.01 Certificates. The shares of the corporation ~~shall deliver certificates representing all shares to which stockholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall state on the face thereof the holder’s name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may the required by law. They shall be signed by~~may be represented by certificates or uncertificated, as provided under the Delaware General Corporation Law. Each holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by, the president or a vice president and such other officer or officers as the board of directors shall designate~~,~~ and may be sealed with the seal of the corporation or a facsimile thereof. ~~The signature of any such officer may be~~Any or all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been used on such certificate, shall cease to be such officer ~~of the corporation~~, transfer agent or registrar before such certificate ~~has been delivered by the corporation or its agents, such~~is issued, the certificate may nevertheless, be issued ~~and delivered~~ with the same effect as ~~if he were still such officer at the date of issue~~though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. Each certificate shall be consecutively numbered and shall be entered in the books of the corporation as they are issued. Each certificate issued shall state on the face thereof the holder’s name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law.

7.02 Payment for Shares.

(1)     Kind. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the corporation), or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

(2)     Valuation. In the absence of fraud in the transaction, the judgment of the board of directors as to the value of consideration received shall be conclusive.

(3)     Effect. When consideration, as fixed by ~~law~~the Delaware General Corporation Law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and non-assessable.

(4)     Allocation of Consideration. The consideration received for shares shall be allocated by the board of directors, in accordance with ~~law~~the Delaware General Corporation Law, between stated capital and capital surplus accounts.

7.03 Subscriptions. Unless otherwise provided in the subscription agreement, subscription of shares, whether made before or after organization of the corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same series, as the case may be. In case of default in the payment on any installment or call when payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due to the corporation.

7.04 Lien. For any indebtedness of a stockholder to the corporation, the corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

7.05 Lost, Stolen or Destroyed Certificates. The corporation shall issue a new certificate or uncertificated share in place of any certificate for shares previously issued if the registered owner of the certificate:

(a)     Claim. Makes proof in affidavit form that it has been lost or wrongfully taken or destroyed; and

(b)     Timely Request. Requests the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

(c)     Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the corporation may direct, to indemnify the corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate or the issuance of a new certificate or uncertificated share; and

(d)     Other Requirements. Satisfies any other reasonable requirements imposed by the corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the corporation within a reasonable time after he has notice of it, and the corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer or for a new certificate.

7.06 Registration of Transfer. The corporation shall register the transfer of a certificate for shares presented to it for transfer if:

(a)     Endorsement. The certificate is properly endorsed by the registered owner or by his duly authorized attorney; and

(b)     Guaranty and Effectiveness of Signature. The signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance is given that such endorsements are effective; and

(c)     Adverse Claims. The corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and

(d)     Collection of Taxes. Any applicable law relating to the collection of taxes has been complied with; and

(e)     Stop Transfer Orders and Legends. The corporation has not issued a stop-transfer order or placed a legend on such certificate restricting transfer; or, if legended, the registered owner has complied with the conditions for transfer provided for in the legend.

7.07 Registered Owner. Prior to due presentment for registration of transfer of a certificate for shares, the corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a stockholder.

ARTICLE VIII.

INDEMNIFICATION~~; INSURANCE~~ OF DIRECTORS AND OFFICERS

8.01 ~~Persons.~~General. Any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) (hereinafter an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such action, suit or proceeding, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of the proceeding, whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe such conduct was unlawful. ~~The corporation shall indemnify, to the extent provided in Bylaws 8.01, 8.02 and 8.04:~~

    ~~(a)        Any person who is or was director, officer, agent or employee of the corporation, and~~

    ~~(b)        Any person who serves or served at the corporation’s request as a director, officer, agent, employee, partner or trustee of another corporation or of a partnership, joint venture, trust or other enterprise.~~

        ~~8.02 Extent — Derivative Suits. In case of a suit by or in the right of the corporation against a person named in Bylaw 8.01 by reason of his holding a position named in Bylaw 8.01, the corporation shall indemnify him if he satisfies the standard in Bylaw 8.03 for expenses (including attorney’s fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the suit.~~

        ~~8.03 Standard — Derivative Suits. In case of a suit by or in the right of the corporation, a person named in Bylaw 8.01 shall be indemnified only if:~~

    ~~(a)        He is successful on the merits of otherwise; or~~

8.02 ~~(b) He acted in good faith in the transaction which is the subject of the suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. However, he shall not be indemnified~~Derivative Actions. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which ~~he has~~such person shall have been adjudged ~~liable for negligence or misconduct in the performance of his duty to the corporation unless,~~to be liable to the Corporation unless and only to the extent that~~,~~ the ~~court~~Court in which ~~the~~such suit or action was brought, shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses ~~as the~~which such court shall deem proper.

8.03 Procedure. Any indemnification under sections 8.01 or 8.02 of this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in such sections 8.01 or 8.02. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders. The entitlement of the Indemnitee to indemnification shall be determined with respect to any person who is not a director or officer at the time of such determination by any means reasonably determined by the Corporation.

8.04 ~~Extent — Nonderivative Suits.~~Advances For Expenses. Expenses (including attorneys’ fees) incurred by an Indemnitee in defending a proceeding may be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that such Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. ~~In case of a suit, action or proceeding (whether civil, criminal, administrative or investigative) — other than a suit by or in the right of the corporation — together thereafter referred to as a nonderivative suit, against a person named in Bylaw 8.01 by reason of his holding a position named in Bylaw 8.01, the corporation shall indemnify him if he satisfies the standard in Bylaw 8.05 for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit as:~~

    ~~(a)        Expenses (including attorney’s fees);~~

    ~~(b)        Amount paid in settlement;~~

    ~~(c)        Judgment; and~~

    ~~(d)        Fines.~~

     ~~8.05 Standard-- Nonderivative Suits. In case of non-derivative suit, a person named in Bylaw 8.01 shall be indemnified only if:~~

    ~~(a)        He is successful on the merits or otherwise; or~~

    ~~(b)        He acted in good faith in the transaction which is the subject of the nonderivative suit, and in a manner reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action or proceeding, he has no reason to believe his conduct was unlawful. The termination of nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person failed to satisfy the standard of this Bylaw 8.05(b).~~

~~8.06     Determination That Standard Has Been Met. A determination that the standard of Bylaws 8.03 or 8.05(b) (second sentence), the determination may be made by:~~

    ~~(1)        A majority of the directors of the corporation (whether or not a quorum) who were not parties to the action, suit or proceeding, or:~~

    ~~(2)        Independent legal counsel in a written opinion; or~~

    ~~(3)        The stockholders of the corporation.~~

        ~~8.07 Proration. Anyone making a determination under Bylaw 8.06 may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.~~

        ~~8.08 Advance Payment. The corporation may pay in advance any expenses (including attorney’s fees) which may become subject to indemnification under Bylaws 8.01 — 8.08 if:~~

    ~~(a)        The board of directors authorizes the specific payment; and~~

    ~~(b)        The person receiving the payment undertakes in writing to repay unless it is ultimately determined that he is entitled to indemnification by the corporation under Bylaws 8.01 — 8.08.~~

      ~~8.09 Nonexclusive.~~

8.05 Rights Not-Exclusive. The indemnification ~~provided by Bylaws 8.01-8.08~~and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VIII shall not be deemed exclusive of any other rights to which ~~a person~~those seeking indemnification or advancement of expenses may be entitled ~~by~~under any law, bylaw, agreement, vote of stockholders or disinterested directors~~,~~ or otherwise~~.~~

        ~~8.10 Continuation. The indemnification and advance payment provided by Bylaws 8.01-8.08 shall continue as to a person who has ceased to hold a position named in Bylaw 8.01 and shall inure to his heirs, executors and administrators.~~, both as to action in his official capacity and as to action in another capacity while holding such office.

8.06 ~~8.11~~ Insurance. The ~~corporation may~~Corporation shall have power to purchase and maintain insurance on behalf of any person who ~~holds or who has held any position named in Bylaw 8.01, against any liability~~is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such ~~position~~capacity, or arising out of his status as such, whether or not the ~~corporation~~Corporation would have the power to indemnify him against such liability under ~~Bylaws 8.01-8.08.~~the provisions of this Article VIII.

        ~~8.12 Reports. Indemnification payments, advance payments and insurance payments made under Bylaws 8.01- 8.11 shall be reported in writing to the stockholders of the corporation with the next notice of annual meeting.~~

8.07 Definition of Corporation. For the purposes of this Article VIII, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

8.08 Additional Definitions. For the purpose of this Article VIII, references to “other enterprises” include employee benefit plans; references to “fines” include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

8.09 Survival of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No amendment, alteration, rescission or replacement of these bylaws or any provision hereof shall be effective as to such person with respect to any action taken or omitted by such person in his position with the Corporation or any other entity which such person is or was serving at the request of the Corporation prior to such amendment, alteration, rescission or replacement.

8.10 Savings Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article VIII as to all losses actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article VIII to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE IX.

GENERAL PROVISIONS

9.01 Dividends and Reserves.

(a)     Declaration and Payment. Subject to statute and the ~~articles~~certificate of incorporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of the corporation. The declaration and payment shall be at the discretion of the board of directors.

(b)     Record Date. The board of directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, the record date to be not more than ~~fifty~~sixty days prior to the payment date of such dividend, or the board of directors may close the stock transfer books for such purpose for a period of not more than ~~fifty~~sixty days prior to the payment date of such dividend. In the absence of any action by the board of directors, the date upon which the board of directors adopts the resolution declaring the dividend shall be the record date.

(c)     Reserves. By resolution the board of directors may create such reserve or reserves out of the earned surplus of the corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for any other purpose they think beneficial to the corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

9.02 Books and Records. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent, agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

        ~~9.03 Annual Statement. The board of directors shall mail to each stockholder of record, at least ten days before each annual meeting a full and clear statement of the business and condition of the corporation, including a reasonably detailed balance sheet, income statement, and surplus statement, all prepared in conformity with generally accepted accounting principles applied on a consistent basis.~~

9.03 ~~9.04~~ Checks and Notes. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

9.04 ~~9.05~~ Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

9.05 ~~9.06~~ Seal. The corporation seal (of which there may be one or more exemplars) shall contain the name of the corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.

9.06 ~~9.07~~ Resignation. Any director, officer or agent may resign by giving written notice to the president or the secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

9.07 ~~9.08~~ Amendment of Bylaws. These ~~Bylaws~~bylaws may be altered, amended, or repealed at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of such meeting.

9.08 ~~9.09~~ Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

(a)     The remainder of these ~~Bylaws~~bylaws shall be considered valid and operative.

(b)     Effect shall be given to the intent manifested by the portion held invalid or inoperative.

9.09 ~~9.10 Table of Contents;~~ Headings. The ~~table of contents and~~ headings are for organization, convenience and clarity. In interpreting these ~~Bylaws~~bylaws, they shall be subordinated in importance to the other written material.

ARTICLE X.

CONTROL SHARE ACQUISITIONS

        The provisions of Chapter ~~607.109,~~607.0902, Florida Statutes, regarding Control Share Acquisitions, and Section 203 of the Delaware General Corporation Law regarding Business Combinations with Interested Stockholders, shall not be applicable to transactions between the Company, the Siegel Family Revocable Trust~~, Harold B. Siegel~~ or Todd E. Siegel.

~~CERTIFICATE OF ADOPTION~~

        ~~The undersigned Secretary of SOUTHWEST RESOURCES, INC. (the “Corporation”), hereby certifies that the foregoing Bylaws were duly adopted at the organizational meeting of the board of directors of the Corporation on  , 1986.~~

______________________________
~~Secretary~~